EXHIBIT 10.17

                         THE TRUST COMPANY OF NEW JERSEY

                                       to

               MEDIA SCIENCES INTERNATIONAL, INC., MEDIA SCIENCES,
                    INC., and CADAPULT GRAPHIC SYSTEMS, INC.

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                           LOAN AND SECURITY AGREEMENT

                            Dated: August ____, 2003

                                   $3,000,000

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                                TABLE OF CONTENTS

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   3.3      Mandatory Prepayments--Proceeds of Sale, Loss, Destruction or

                                       ii

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT is made this ____day of August, 2003, by and between THE TRUST COMPANY OF NEW JERSEY ("LENDER"), a New Jersey banking corporation with an office at 35 Journal Square, Jersey City, New Jersey 07306;
and MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation, MEDIA SCIENCES,
INC., AND CADAPULT GRAPHIC SYSTEMS, INC., each a New Jersey corporation,
(collectively, or individually, "BORROWER"), with its chief executive office and principal place of business at 40 Boroline Road, Allendale, New Jersey 07401.
Capitalized terms used in this Agreement have the meanings assigned to them in
APPENDIX A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1. CREDIT FACILITY

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan
Documents, Lender agrees to make a Total Credit Facility of up to $3,000,000 available upon Borrower's request therefor, as follows:

      1.1 REVOLVING CREDIT LOANS.

      1.1.1 LOANS AND RESERVES. Lender agrees, for so long as no Default or
Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in SUBSECTION 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the
Borrowing Base at such time MINUS the reserves, if any. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving
Credit Loans which Borrower may otherwise request under this SUBSECTION 1.1.1, including, without limitation, with respect to (I) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (II)
shrinkage, spoilage and obsolescence of Inventory; (III) slow moving Inventory;
(IV) other sums chargeable against Borrower's Loan Account as Revolving Credit
Loans under any section of this Agreement; (V) amounts owing by Borrower to any
Person to the extent secured by a Lien on, or trust over, any Property of
Borrower; and (VI) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder. The Revolving Credit Loans shall be further evidenced by the Revolving Credit Note and shall be secured by all of the Collateral.

      1.1.2 USE OF PROCEEDS. The Revolving Credit Loans shall be used solely for the satisfaction of existing Indebtedness of Borrower to Fleet Bank and for
Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

      1.2 MULTIPLE BORROWERS.

      The liability of each Borrower for all amounts due to Lender under this
Agreement shall be joint and several regardless of which Borrower actually receives any extensions of credit hereunder or on its books and records. Each
Borrower's Obligations with respect to the Loans made to it and related fees, costs and expenses, and each Borrower's Obligations arising as a result of the joint and several liability of each Borrower hereunder, together with the related fees, costs and expenses, shall be separate and distinct obligations, all of which are primary obligations of each Borrower.

      Each Borrower's Obligations arising as a result of the joint and several liability of each Borrower hereunder with respect to extensions of credit made to any other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of the Obligations of any Borrower or of any promissory note or other documents evidencing all or any part of the Obligations from any Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (ii) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provision of any instrument evidencing the Obligations of any Borrower, or any part thereof, or any other agreement now or hereafter executed by any Borrower, and delivered to
Lender, (iii) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any Borrower, (iv) Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section
1111(b)(2) of the Bankruptcy Code, (v) any borrowing or granting of a security interest by any Borrower, as debtor-in-possession under Section 364 of the
Bankruptcy Code, (vi) the disallowance of all or any portion of Lender's claim(s) for repayment of the Obligations of any Borrower under Section 502 of the Bankruptcy Code, or (vii) any other circumstance which might constitute a legal or equitable discharge or defense of a guarantor or any Borrower. With respect to each Borrower's Obligations arising as a result of the joint and several liability of each Borrower hereunder with respect to loans or other extensions of credit made to any Borrower hereunder, each such Borrower waives, until the Obligations shall have been indefeasibly paid in full and this
Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against any
Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender, whether any such right arises by way of suretyship or otherwise. Each Borrower hereby further waives, to the fullest extent permitted by law, all suretyship or similar defense in respect of Lender and the transactions contemplated herein.

      Upon any Event of Default, Lender may, at its sole election, proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other person, against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall not be under any obligation to marshal any assets in favor of such
Borrower or against or in payment of any or all of the Obligations.

SECTION 2. INTEREST, FEES AND CHARGES

      2.1 INTEREST.

      2.1.1 RATES OF INTEREST. Interest shall accrue on the Revolving Credit
Loans in accordance with the terms of the Revolving Credit Note. Interest shall accrue on the principal amount of the Base Rate Advances outstanding at the end of each day at a fluctuating rate per annum equal to 1.75% PLUS the Base Rate.
The rate of interest applicable to Base Rate Advances shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

      2.1.2 DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all
Loans shall bear interest at a rate per annum equal to 3% above the interest rate otherwise applicable thereto (the "DEFAULT RATE").

      2.1.3 MAXIMUM INTEREST. In no event whatsoever shall the aggregate of all amounts deemed interest under the Revolving Credit Note and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

      2.2 COMPUTATION OF INTEREST AND FEES. Interest hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the third (3rd)
Business Day after receipt by Lender of such items (first day for federal funds transfers) in Lender's account.

      2.3 FACILITY FEE. Borrower shall pay to Lender a facility fee equal to three-fourths of one-percent (.75%) of the Total Credit Facility (resulting in a current Facility Fee of $22,500), which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loan hereunder and on each anniversary date of this Agreement, PROVIDED that with respect to payment of the Facility Fee due at the time of the Closing hereunder, payment may be made by Borrower as follows: $7,500 at Closing; $7,500 within thirty (30) days of Closing; and $7,500 within sixty (60) days of Closing.

      2.4 AUDIT AND APPRAISAL FEES. Borrower shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time in connection with audits and appraisals of Borrower's books and records (currently $750 per person per day) and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals; PROVIDED, that Borrower shall not be obligated to pay any such audit fees in excess of 14 person days during any fiscal year in which no Default or Event of Default shall have occurred. Audit fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.

      2.5 REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (I) the negotiation and preparation of this Agreement or any of the other
Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (II) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (III)
any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (IV)
any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other
Loan Documents, including, without limitation, the Account Debtors; or (V) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this SECTION 2.5 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Advances from time to time.
Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
SECTION 6 hereof.

      2.6 BANK CHARGES. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (I) the forwarding to Borrower or any other
Person on behalf of Borrower, by Lender of proceeds of loans made by Lender to
Borrower pursuant to this Agreement and (II) the depositing for collection, by
Lender of any check or item of payment received or delivered to Lender on account of the Obligations.

SECTION 3. LOAN ADMINISTRATION.

      3.1 MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the credit facility established pursuant to SECTION 1 hereof shall be as follows:

      3.1.1 LOAN REQUESTS. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (I) Borrower may give
Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. on the proposed borrowing date, PROVIDED, however, that no such request may be made at a time when there exists a Default or an Event of
Default; and (II) the becoming due of any amount required to be paid under this
Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to
Borrower, Lender may permit telephonic or electronic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to
Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower,
Lender shall have no liability to Borrower for any loss or damage suffered by
Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

      3.1.2 DISBURSEMENT. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this SUBSECTION 3.1.2 as follows: (I) the proceeds of each Revolving Credit Loan requested under SUBSECTION 3.1.1(I) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (II) the proceeds of each Revolving
Credit Loan requested under SUBSECTION 3.1.1(II) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

      3.1.3 AUTHORIZATION. Borrower hereby irrevocably authorizes Lender, in
Lender's sole discretion, to advance to Borrower, and to charge to Borrower's
Loan Account hereunder as a Base Rate Advance, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

      3.2 PAYMENTS. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this SECTION 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

      3.2.1 PRINCIPAL. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of (I) the receipt by Lender or Borrower of any proceeds of any of the Collateral to the extent of said proceeds, (II) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the
Obligations, or (III) termination of this Agreement pursuant to SECTION 4 hereof; PROVIDED, HOWEVER, that if an Overadvance shall exist at any time,
Borrower shall, on demand, repay the Overadvance.

      3.2.2 INTEREST. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (I) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (II) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or
(III) termination of this Agreement pursuant to SECTION 4 hereof.

3.2.3 COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this
Agreement shall be payable by Borrower as and when provided in SECTION 2 hereof, to Lender or to any other Person designated by Lender in writing.

      3.2.4 OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or
on demand, whichever is later.

      3.3 MANDATORY PREPAYMENTS--PROCEEDS OF SALE, LOSS, DESTRUCTION OR
CONDEMNATION OF COLLATERAL. Except as provided in SUBSECTION 6.4.2 hereof, if
Borrower sells any of the Equipment, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower and as a mandatory prepayment a sum equal to the proceeds (including insurance payments) received by Borrower from such sale, loss, destruction or condemnation.

      3.4 APPLICATION OF PAYMENTS AND COLLECTIONS. All items of payment received by Lender by 3:00 p.m. on any Business Day shall be deemed received on that
Business Day. All items of payment received after 3:00 p.m. on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by SUBSECTION 6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

      3.5 ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral.

      3.6 LOAN ACCOUNT. Lender shall enter all Loans as debits to the Loan
Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to
Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

      3.7 STATEMENTS OF ACCOUNT. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

      3.8 INCREASED COSTS. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which Lender operates
(excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this
Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of Lender therewith, shall:

            (1) subject Lender to any tax with respect to this Agreement (other than (A) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (B) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of
      (A) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (B) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee); and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining Loans hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender deems to be material, then, in any such case, Borrower shall pay Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, to the extent Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost. An officer of
      Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower, which certification shall include a written explanation of such additional cost or reduction to Borrower. Such certification shall be conclusive absent manifest error. If Lender claims any additional cost or reduced amount pursuant to this SECTION 3.8, then Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of Lender, be otherwise disadvantageous to Lender.

SECTION 4. TERM AND TERMINATION

      4.1 TERM OF AGREEMENT. Subject to Lender's right to cease making Loans to
Borrower upon or after the occurrence of any Default or Event of Default, this
Agreement shall be in effect for the period through and including October 31,
2006 (the "ORIGINAL TERM"), and this Agreement shall automatically renew itself for one-year periods thereafter (the "RENEWAL TERMS"), unless terminated as provided in SECTION 4.2 hereof.

      4.2 TERMINATION.

      4.2.1 TERMINATION BY LENDER. Upon at least ninety (90) days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this
Agreement without notice upon or after the occurrence of an Event of Default.

      4.2.2 TERMINATION BY BORROWER. Upon at least ninety (90) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement;
PROVIDED, HOWEVER, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

      4.2.3 EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option, (I) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (II) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5. SECURITY INTERESTS

      5.1 SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of Borrower's assets, including all of the following
Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

            (i) Accounts;

            (ii) Certificated Securities;

            (iii) Chattel Paper;

            (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

            (v) Contract Rights;

            (vi) Deposit Accounts;

            (vii) Documents;

            (viii) Equipment;

            (ix) Financial Assets;

            (x) Fixtures;

            (xi) General Intangibles, including Payment Intangibles and
      Software;

            (xii) Goods (including all of its Equipment, Fixtures and
      Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

            (xiii) Instruments;

            (xiv) Intellectual Property;

            (xv) Inventory;

            (xvi) Investment Property;

            (xvii) money (of every jurisdiction whatsoever);

            (xviii) Letter-of-Credit Rights;

            (xix) Payment Intangibles;

            (xx) Security Entitlements;

            (xxi) Software;

            (xxii) Supporting Obligations;

            (xxiii) Uncertificated Securities; and

            (xxiv) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, Lender will not enforce its security interest in Borrower's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Lender, Borrower will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Lender (and to Lender's enforcement of such security interest) in such Lender's rights under such lease or license.

      5.2 OTHER COLLATERAL.

      5.2.1 COMMERCIAL TORT CLAIMS. Borrower shall promptly notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the
Closing Date against any third party and, upon request of Lender, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Lender to give Lender a security interest in any such Commercial
Tort Claim.

      5.2.2 OTHER COLLATERAL. Borrower shall promptly notify Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or
Electronic Chattel Paper and, upon the request of Lender, promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender control with respect to such Collateral; promptly notify
Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of
Lender, will promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender possession of such
Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Lender; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document and obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Lender.

      5.3 LIEN PERFECTION; FURTHER ASSURANCES. Borrower hereby authorizes Lender to prepare and file such UCC-1 financing statements as are required by the UCC and shall execute such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of
Lender's Lien upon the Collateral. Borrower hereby irrevocably authorizes Lender to file any such financing statements, including, without limitation, financing statements that indicate the Collateral (I) as all assets of Borrower or words of similar effect, or (II) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in SECTION 5.1, on Borrower's behalf.
Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

      SECTION 6. COLLATERAL ADMINISTRATION

      6.1 GENERAL

      6.1.1 LOCATION OF COLLATERAL. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower and its
Subsidiaries at one or more of the business locations set forth in EXHIBIT C hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (I) sales of Inventory in the ordinary course of business; and (II) removals in connection with dispositions of Equipment that are authorized by SUBSECTION 6.4.2 hereof.

      6.1.2 INSURANCE OF COLLATERAL. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to
Lender. Borrower shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If
Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor.
Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

      6.1.3 PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any
Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

      6.2 ADMINISTRATION OF ACCOUNTS.

      6.2.1 RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the tenth (10th) day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to
Lender, a detailed, aged trial balance of all Accounts and accounts payable existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account and the same information for Borrower's accounts payable so listed ("SCHEDULE OF ACCOUNTS"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the
Accounts and accounts payable so scheduled and such other matters and information relating to the status of then existing Accounts and the same information for Borrower's accounts payable as Lender shall reasonably request.
In addition, if Accounts in an aggregate face amount in excess of $25,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender,
Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

      6.2.2 DISCOUNTS, ALLOWANCES, DISPUTES. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the
Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts.
If any amounts due and owing in excess of $25,000 are in dispute between
Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default,
Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

      6.2.3 TAXES. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of
Borrower and to charge Borrower therefor, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

      6.2.4 ACCOUNT VERIFICATION. Whether or not a Default or an Event of
Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender, or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

      6.2.5 MAINTENANCE OF DOMINION ACCOUNT. Prior to an Event of Default,
Borrower shall maintain a blocked account with Lender pursuant to a separate blocked account agreement with Lender. On notice to Borrower, at any time after an Event of Default, Borrower shall open a Dominion Account pursuant to a lockbox arrangement acceptable to Lender with Lender or with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to
Lender or to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of
Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any recoupment, setoff rights, and any security interest in, or against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

      6.2.6 COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of
Accounts, together with the proceeds of any other Collateral, shall be held as
Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion
Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name, or in the name of Lender's agent, and to charge the collection costs and expenses, including attorneys' fees to Borrower.

      6.3 ADMINISTRATION OF INVENTORY.

      6.3.1 RECORDS AND REPORTS OF INVENTORY. Borrower shall keep accurate and complete records of its Inventory. Borrower shall to furnish Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than tenth (10th) day of such month. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as
Lender shall request.

      6.3.2 RETURNS OF INVENTORY. If at any time or times hereafter any Account
Debtor returns any Inventory to Borrower the shipment of which generated an
Account on which such Account Debtor is obligated in excess of $25,000, Borrower shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned
Inventory.

      6.4 ADMINISTRATION OF EQUIPMENT.

      6.4.1 RECORDS AND SCHEDULES OF EQUIPMENT. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with SUBSECTION 6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by
Lender. Immediately on request therefor by Lender, Borrower shall deliver to
Lender any and all evidence of ownership, if any, of any of the Equipment.

      6.4.2 DISPOSITIONS OF EQUIPMENT. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment not in the ordinary course or any part thereof without the prior written consent of Lender, which consent will not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that the foregoing restriction shall not apply, for so long as no Default or Event of
Default exists, to (I) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $25,000 or less, provided that all proceeds thereof are remitted to Lender for application to the Loans, or (II) replacements of
Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least five (5) days prior written notice of such disposition.

      6.5 PAYMENT OF CHARGES. All amounts chargeable to Borrower under SECTION 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Advances from time to time.

      SECTION 7. REPRESENTATIONS AND WARRANTIES

      7.1 GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

      7.1.1 ORGANIZATION AND QUALIFICATION. Each of Borrower and its
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of
Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on EXHIBIT D hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

      7.1.2 CORPORATE POWER AND AUTHORITY. Each of Borrower and its Subsidiaries
is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan
Documents have been duly authorized by all necessary corporate action and do not and will not (I) require any consent or approval of the shareholders (or members, in the case of a limited liability company) of Borrower or any of its
Subsidiaries; (II) contravene Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws; (III) violate, or cause
Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries;
(IV) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which
Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (V) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its
Subsidiaries.

      7.1.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and its Subsidiaries enforceable against it in accordance with its respective terms.

      7.1.4 CAPITAL STRUCTURE. EXHIBIT E hereto states (I) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (II) the name of each of
Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (III) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower and (IV) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted
Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders (or members, in the case of a limited liability company) relating to the ownership of its shares of capital stock (or member interests, in the case of a limited liability company).

7.1.5 CORPORATE NAMES, ETC. Neither Borrower nor any of its Subsidiaries has
been known as or used any corporate, fictitious or trade names except those listed on EXHIBIT F hereto. Except as set forth on EXHIBIT F, neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.
Each of Borrower's and its Subsidiaries' state(s) of incorporation or organization, Type of Organization and Organizational I.D. Number is set forth on EXHIBIT F. The exact legal name of Borrower and each of its Subsidiaries is set forth on EXHIBIT F.

      7.1.6 BUSINESS LOCATIONS; AGENT FOR PROCESS. Each of Borrower's and its
Subsidiaries' chief executive office and other places of business are as listed on EXHIBIT C hereto. During the preceding one-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on EXHIBIT C. Except as shown on EXHIBIT
C, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

      7.1.7 TITLE TO PROPERTIES; PRIORITY OF LIENS. Each of Borrower and its
Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real
Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under SECTION 5 hereof are first-priority Liens, subject only to Permitted Liens.

      7.1.8 ACCOUNTS. Lender may rely, in determining which Accounts are
Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to
Lender, with respect to each Account:

            (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

            (ii) It arises out of a completed, BONA FIDE sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

            (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

            (iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, recoupment, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

            (v) Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to
      SUBSECTION 6.2.1 hereof;

            (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

            (vii) To the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such
      Account Debtor is Solvent; and

            (viii) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such
      Account Debtor's financial condition or the collectibility of such
      Account.

      7.1.9 EQUIPMENT. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and
Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first-priority (except for Permitted Liens) Liens in favor of Lender.

      7.1.10 FINANCIAL STATEMENTS; FISCAL YEAR. The balance sheets of Borrower as of June 30, 2002, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial position of Borrower at such dates and the results of Borrower's operations for such periods. Since June 30, 2002, there has been no material change in the condition, financial or otherwise, of Borrower and no change in the aggregate value of Equipment and real Property owned by Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on June 30th of each year.

      7.1.11 FULL DISCLOSURE. The financial statements referred to in SUBSECTION
7.1.10 hereof do not, nor does this Agreement or any other written statement of
Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or any of its
Subsidiaries or the ability of Borrower or its Subsidiaries to perform this
Agreement or the other Loan Documents.

      7.1.12 SOLVENT FINANCIAL CONDITION. Each of Borrower and its Subsidiaries
is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

      7.1.13 SURETY OBLIGATIONS. Neither Borrower nor any of its Subsidiaries is
obligated as surety or indemnitor under any surety or similar bond or other contract, or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any
Person.

      7.1.14 TAXES. Borrower's federal tax identification number and the federal tax identification number of each of Borrower's Subsidiaries is shown on EXHIBIT
G hereto. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

      7.1.15 BROKERS. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

      7.1.16 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each of Borrower and
its Subsidiaries owns or possesses all the patents, trademarks, service marks, tradenames, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others.
All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on EXHIBIT H hereto.

      7.1.17 GOVERNMENTAL CONSENTS. Each of Borrower and its Subsidiaries has,
and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

      7.1.18 COMPLIANCE WITH LAWS. Each of Borrower and its Subsidiaries has
duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such
Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to
Borrower or any of its Subsidiaries under any such law, rule or regulation. Each of Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss.201 ET
SEQ.), as amended.

      7.1.19 RESTRICTIONS. Neither Borrower nor any of its Subsidiaries is a
party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Borrower nor any of its Subsidiaries
is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on EXHIBIT I hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

      7.1.20 LITIGATION. Except as set forth on EXHIBIT J hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of
Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of
Borrower or any of its Subsidiaries. Neither Borrower nor any of its
Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

      7.1.21 NO DEFAULTS. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither
Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any
Indebtedness to any Person for Money Borrowed.

      7.1.22 LEASES. EXHIBIT K hereto is a complete listing of all capitalized leases of Borrower and its Subsidiaries and EXHIBIT L hereto is a complete listing of all operating leases of Borrower and its Subsidiaries. Each of
Borrower and its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

      7.1.23 PENSION PLANS. Except as disclosed on EXHIBIT M hereto, neither
Borrower nor any of its Subsidiaries has any Plan. Borrower and each of its
Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower or any of its Subsidiaries exists in connection with any
Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-employer Plan.

      7.1.24 TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any of its
Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this
Agreement in substantially the same manner in which it has heretofore been conducted.

      7.1.25 LABOR RELATIONS. Except as described on EXHIBIT N hereto, neither
Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries'
employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

      7.1.26 SUBORDINATE LENDERS. EXHIBIT R sets forth each Subordinate Lender and the amount of its' Subordinate Debt.

      7.1.27 PREFERRED STOCKHOLDERS. EXHIBIT S sets forth all of Media Sciences
International, Inc.'s preferred shareholders and their respective preferred stock ownership.

      7.2 CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each
representation and warranty contained in this Agreement and the other Loan
Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement. Without limiting the generality of the foregoing, each loan request made pursuant to
SUBSECTION 3.1.1 hereof shall constitute Borrower's reaffirmation, as of the date of each such loan request, of each representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower, any
Subsidiary of Borrower, or Guarantor in this Agreement, any of the other Loan
Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

      7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in this Agreement or any of the other Loan
Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

      SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

      8.1 AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

      8.1.1 VISITS AND INSPECTIONS. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its
Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants,
Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

      8.1.2 NOTICES. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

      8.1.3 FINANCIAL STATEMENTS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

            (i) not later than ninety (90) days after the close of each fiscal year of Borrower, unqualified, audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

            (ii) not later than thirty (30) days after the end of each quarter hereafter, including the last month of Borrower's fiscal year, unaudited, interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated basis, certified by the controller or the principal financial officer of Borrower as prepared in accordance with
      GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (iii) promptly upon Lender's request, but in any event, on the day of each borrowing and on the last Business Day of each week, a Borrowing
      Base Certificate;

            (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which
      Borrower has made available to its shareholders (or members, in the case of a limited liability company) and copies of any regular, periodic and special reports or registration statements which Borrower files with the
      Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange, including, but not limited to all 10-Q and 10-K reports and amendments thereto;

            (v) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan;

            (vi) promptly after the filing thereof, copies of all federal tax returns filed by each Borrower and Guarantor; and

            (vii) such other data and information (financial and otherwise) as
      Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

      Concurrently with the delivery of the financial statements described in clause (i) of this SUBSECTION 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or
Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to
Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this
SUBSECTION 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of EXHIBIT O hereto executed by the controller of Borrower.

      8.1.4 LANDLORD AND STORAGE AGREEMENTS. Provide Lender with copies of all agreements between Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

      8.1.5 GUARANTOR FINANCIAL STATEMENTS. Deliver or cause to be delivered to
Lender financial statements for each Guarantor in form and substance satisfactory to Lender at such intervals and covering such time periods as
Lender may request.

      8.1.6 PROJECTIONS. No later than thirty (30) days prior to the end of each fiscal year of Borrower, deliver to Lender Projections of Borrower for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, month by month.

      8.1.7 DEPOSIT AND BROKERAGE ACCOUNTS. For each deposit account or brokerage account that Borrower at any time opens or maintains, Borrower shall, at Lender's request and option, pursuant to an agreement in form and substance satisfactory to Lender, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Lender to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of Borrower.

      8.2 NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

      8.2.1 MERGERS; CONSOLIDATIONS; ACQUISITIONS; STRUCTURAL CHANGES. Merge or
consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person; nor change its or any of its Subsidiaries' state of incorporation or organization or Type of
Organization; nor change its or any of its Subsidiaries' legal names.

      8.2.2 LOANS. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

      8.2.3 TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any
Indebtedness, except:

            (i) Obligations owing to Lender;

            (ii)  Subordinated Debt existing on the date of this Agreement;

            (iii) Indebtedness of any Subsidiary of Borrower to Borrower;

            (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than one hundred twenty (120) days from billing date or more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower or such Subsidiary and its independent accountants;

            (v) Obligations to pay Rentals permitted by SUBSECTION 8.2.13;

            (vi) Permitted Purchase Money Indebtedness;

            (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

            (viii) Indebtedness not included in paragraphs (I) through (VII)
      above which does not exceed at any time, in the aggregate, the sum of
      $25,000.

      8.2.4 AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any
Subsidiary of Borrower to enter into or be a party to, any transaction with any
Affiliate of Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

      8.2.5 LIMITATION ON LIENS. Create or suffer to exist, or permit any
Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its
Property, income or profits, whether now owned or hereafter acquired, except:

            (i) Liens at any time granted in favor of Lender;

            (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in SUBSECTION 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of
      Lender's Lien in the Collateral;

            (iii) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such
      Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

            (iv) Purchase Money Liens securing Permitted Purchase Money
      Indebtedness;

            (v) Liens securing Indebtedness of one of Borrower's Subsidiaries to
      Borrower or another such Subsidiary;

            (vi) such other Liens as appear on EXHIBIT P hereto; and

            (vii) such other Liens as Lender may hereafter approve in writing.

            8.2.6 SUBORDINATED DEBT. Make, or permit any Subsidiary of Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any
      Subordinated Debt, except in accordance with the Subordination Agreement relative thereto.

      8.2.7 DISTRIBUTIONS. Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions, except to a Borrower's preferred stockholder in accordance with a Borrower's Certificate of Incorporation as it exists on the date hereof, subject to Lender's rights set forth in SECTION
10.3.5 and Lender's right to direct the cessation of such payments if in the
Lender's sole and exclusive discretion, any of such payments would create a
Default or Event of Default hereunder.

      8.2.8 CAPITAL EXPENDITURES. DELETED.

      8.2.9 DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of
Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary of
Borrower or (iii) dispositions expressly authorized by this Agreement.

      8.2.10 BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

      8.2.11 RESTRICTED INVESTMENT. Make or have, or permit any Subsidiary of
Borrower to make or have, any Restricted Investment.

      8.2.12 LEASES. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property other than in the ordinary course of business.

      8.2.13 TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of
Borrower.

      8.3 SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

      8.3.1 DEBT SERVICE COVERAGE RATIO. Based on the financial statements required to be submitted pursuant to SECTION 8.1.3 hereof, maintain a Debt
Service Coverage Ratio of not less than 1.2 to 1, as measured at the end of each calendar quarter hereunder.

      8.3.2 TANGIBLE CAPITAL FUNDS. Based on the financial statements required to be submitted pursuant to SECTION 8.1.3 hereof, maintain Tangible Capital
Funds of at least the following on the following dates:

                    DATE                                    MINIMUM LEVEL
                    ----                                    -------------
               June 30, 2003                                  $500,000
             September 30, 2003                               $600,000
             December 31, 2003                                $700,000
               March 31, 2004                                 $800,000
               June 30, 2004                                  $900,000

      Thereafter, the minimum Tangible Capital Funds shall be as determined by
Lender in its sole and absolute discretion.

SECTION 9. CONDITIONS PRECEDENT

      Notwithstanding any other provision of this Agreement or any of the other
Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any
Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

      9.1 DOCUMENTATION. Lender shall have received, in form and substance satisfactory to Lender, a duly executed copy of this Agreement and the other
Loan Documents, together with such additional documents, instruments and certificates as Lender shall require in connection therewith from time to time, all in form and substance satisfactory to Lender.

      9.2 NO DEFAULT. No Default or Event of Default shall exist.

      9.3 OTHER LOAN DOCUMENTS. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

      9.4 EQUITY/SUBORDINATED DEBT/DIVIDENDS PAYABLE. Lender shall have received evidence satisfactory to it that not less than $1,617,000 has been contributed as equity, Subordinated Debt or dividends payable as follows: and no less than
$450,000 in Subordinated Debt from Michael Levin and no less than $25,000 from
Duncan Yates; all or a portion of $600,000 in Subordinated Debt from the
Subordinated Lenders, all in form and satisfactory to Lender in its sole discretion.

      9.5 AVAILABILITY. DELETED.

      9.6 NO LITIGATION. Except as set forth on EXHIBIT J, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      10.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an "EVENT OF DEFAULT":

      10.1.1 PAYMENT OF NOTE. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Revolving Credit Note on or within ten (10) days after the due date of such installment.

      10.1.2 PAYMENT OF OTHER OBLIGATIONS. Borrower shall fail to pay any of the
Obligations that are not evidenced by the Revolving Credit Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

      10.1.3 MISREPRESENTATIONS. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower, any Subsidiary of
Borrower, or Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to SECTION 7.2 hereof.

      10.1.4 BREACH OF SPECIFIC COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in SECTIONS 5.2, 5.3, 5.4,
6.1.1, 6.1.2, 6.2.5, 6.2.6, 8.1, 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

      10.1.5 BREACH OF OTHER COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in SECTION 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

      10.1.6 DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

      10.1.7 OTHER DEFAULTS. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which
Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

      10.1.8 UNINSURED LOSSES. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as
Lender shall have permitted) by insurance.

      10.1.9 ADVERSE CHANGES. There shall occur any material adverse change in the financial condition or business prospects of Borrower or any Guarantor.

      10.1.10 INSOLVENCY AND RELATED PROCEEDINGS. Borrower or any Guarantor
shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or any Guarantor under the Bankruptcy Code (if against
Borrower or any Guarantor, the continuation of such proceeding for more than thirty (30) days), or Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

      10.1.11 BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of Borrower, any Subsidiary of Borrower or any Guarantor for a period which significantly affects Borrower's or such
Guarantor's capacity to continue its business, on a profitable basis; or
Borrower, any Subsidiary of Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower or such Guarantor which is necessary to the continued or lawful operation of its business; or Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower or any Guarantor leases, uses or occupies any
Property shall be canceled or terminated prior to the expiration of its stated
term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

      10.1.12 CHANGE OF OWNERSHIP. Michael Levin shall cease to be the President or Chief Executive Officer of each Borrower, for any reason whatsoever.

      10.1.13 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the
appointment by the appropriate United States district court of a trustee for any
Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary of Borrower or any Guarantor is in
"default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multi-employer Plan resulting from Borrower's, such Subsidiary's or such
Guarantor's complete or partial withdrawal from such Plan.

      10.1.14 CHALLENGE TO AGREEMENT. Borrower, any Subsidiary of Borrower or
any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the
Obligations or the perfection or priority of any Lien granted to Lender.

      10.1.15 REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. Any Guarantor
shall revoke or attempt to revoke the Guaranty Agreement signed by such
Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

10.1.16 CRIMINAL FORFEITURE. Borrower, any Subsidiary of Borrower or any
Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, any Subsidiary of Borrower or
any Guarantor.

      10.1.17 JUDGMENTS. Any money judgment, writ of attachment or similar process is filed against Borrower, any Subsidiary of Borrower or any Guarantor,
or any of their respective Property.

      10.2 ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with SECTION 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, PROVIDED, that upon the occurrence of an Event of Default specified in SUBSECTION 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

      10.3 OTHER REMEDIES. Upon and after the occurrence of an Event of Default,
Lender shall have and may exercise from time to time the following other rights and remedies:

      10.3.1 All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which
Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

10.3.2 The right to take immediate possession of the Collateral, and to (I)
require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (II) enter any premises where any of the
Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

      10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Seller may, at Seller's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice.
Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the
Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the
Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Borrower and Guarantor shall remain jointly and severally liable to Lender therefor.

      10.3.4 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

      10.3.5 Lender may, at its option, direct that all payments of Subordinated
Debt and all dividend payments otherwise permitted hereunder cease immediately upon such notice.

      10.4 REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of
Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of
Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of
Borrower contained in this Agreement or any of the other Loan Documents and no
Default or Event of Default by Borrower under this Agreement or any other Loan
Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11. MISCELLANEOUS

      11.1 POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as
Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

      11.1.1 At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

11.1.2 At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (I) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (II) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other
Collateral; (III) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable and, at Lender's option, with all warranties regarding the Collateral disclaimed; (IV) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (V) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (VI) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (VII)
endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (VIII) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other
Collateral; (IX) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (X) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (XI) make and adjust claims under policies of insurance; and (XII) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

      11.2 INDEMNITY. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend
Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this SECTION 11.2 shall survive the payment in full of the Obligations and the termination of this
Agreement.

      11.3 MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement may not
be modified, altered or amended, except by an agreement in writing signed by
Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower, its Subsidiaries and any
Guarantor to any potential participant or assignee.

      11.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      11.5 SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the
Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under SECTION 11.3 hereof.

      11.6 CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the
Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in SECTION 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      11.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      11.8 NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one
Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

            If to Lender:     The Trust Company of New Jersey
                              35 Journal Square
                              Jersey City, New Jersey 07306
                              Attention:  Adam Kuras, Vice President
                              Facsimile No.: (201) 420-5544

            With a copy to:   Herrick, Feinstein LLP
                              2 Penn Plaza
                              Newark, New Jersey 07105
                              Attention:  Steven D. Fleissig, Esq.
                              Facsimile No.: (201) 274-2500

            If to Borrower:   Media Sciences International, Inc.
                              40 Boroline Road
                              Allendale, New Jersey 07401
                              Attention:  Michael Levin, President
                              Facsimile No.: (201) 236-9320

            With a copy to:   Bruce Meisel, Esq.
                              263 Center Street
                              Westwood, New Jersey 07675
                              Facsimile No.: (201) 666-4356

or to such other address as each party may designate for itself by notice given in accordance with this SECTION 11.8; PROVIDED, HOWEVER, that any notice, request or demand to or upon Lender pursuant to SUBSECTION 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

      11.9 LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the
Security Documents as a condition to any action, inaction, condition or event,
Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

      11.10 CREDIT INQUIRIES. Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning
Borrower or any of its Subsidiaries or any Guarantor.

      11.11 TIME OF ESSENCE. Time is of the essence of this Agreement, the Other
Agreements and the Security Documents.

      11.12 ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

      11.13 INTERPRETATION. No provision of this Agreement or any of the other
Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED,
EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN JERSEY CITY,
NEW JERSEY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW JERSEY; PROVIDED, HOWEVER, THAT IF ANY OF THE
COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW JERSEY, THE LAWS
OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR
FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF
LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE
LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF
NEW JERSEY. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS
OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR
LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF NEW
JERSEY, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE
DISTRICT OF NEW JERSEY DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND
DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS
AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER
EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR
SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH
BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR
FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR
EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES
PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH
ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER
PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE
ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED
COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3)
DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS
AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE
LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE
ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE
TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER
APPROPRIATE FORUM OR JURISDICTION.

      11.15 WAIVERS BY BORROWER. BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY
(WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR
COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS,
THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND
NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE,
COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER,
ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES
AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY
RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (III) NOTICE PRIOR
TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH
MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF
LENDER'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION
LAWS; (V) NOTICE OF ACCEPTANCE HEREOF; AND (VI) EXCEPT AS PROHIBITED BY LAW, ANY
RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL
DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER
ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S
ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING
WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS
THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS
KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION
WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A
WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

              MEDIA SCIENCES INTERNATIONAL, INC.

              By:
                 --------------------------------------------------
                       Michael Levin, President

              MEDIA SCIENCES, INC.

              By:
                 --------------------------------------------------
                       Michael Levin, President

              CADAPULT GRAPHIC SYSTEMS, INC.

              By:
                 --------------------------------------------------
                       Michael Levin, President

              THE TRUST COMPANY OF NEW JERSEY

              By:
                 --------------------------------------------------
                       Adam Kuras, Vice President

                                   APPENDIX A

                               GENERAL DEFINITIONS

      When used in the Loan and Security Agreement dated as of August ____,
2003, by and between The Trust Company of New Jersey and Media Sciences
International, Inc., Media Sciences, Inc., Cadapult Graphic Systems, Inc., (A)
the terms ACCOUNT, CERTIFICATED SECURITY, CHATTEL PAPER, DEPOSIT ACCOUNT,
DOCUMENT, EQUIPMENT, FINANCIAL ASSET, FIXTURE, GENERAL INTANGIBLES, GOODS,
INSTRUMENT, INVENTORY, INVESTMENT PROPERTY, SECURITY, PROCEEDS, SECURITY
ENTITLEMENT and UNCERTIFICATED SECURITY have the respective meanings assigned thereto under the UCC (as defined below); (B) the terms COMMERCIAL TORT CLAIMS,
ELECTRONIC CHATTEL PAPER, HEALTH-CARE-INSURANCE RECEIVABLES, LETTER-OF-CREDIT
RIGHTS, PAYMENT INTANGIBLES, SOFTWARE, SUPPORTING OBLIGATIONS and TANGIBLE
CHATTEL PAPER have the respective meanings assigned thereto in the UCC Revisions
(as defined below); (C) all terms indicating Collateral having the meanings assigned thereto under the UCC or the UCC Revisions shall be deemed to mean such
Property, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest; (D) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and (E) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  ACCOUNT DEBTOR - any Person who is or may become obligated on or under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

                  AFFILIATE - a Person (other than a Subsidiary): (I) which
            directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (II)
            which beneficially owns or holds 5% or more of any class of the
            Voting Stock of a Person; or (III) 5% or more of the Voting Stock
            (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a
            Person or a Subsidiary of a Person.

                  AGREEMENT - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this
            Appendix A.

                  AVAILABILITY - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of
            Revolving Credit Loans then outstanding (including any amounts which
            Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower)
            and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base,
            Availability is zero (0).

                  BANK - The Trust Company of New Jersey.

                  BASE RATE - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  BASE RATE ADVANCES - any Loan bearing interest computed by reference to the Base Rate.

                  BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

                        (i) $3,000,000; or

                        (ii) an amount equal to:

                              (a) 85% of the net amount of Eligible Accounts
                        outstanding at such date (assuming dilution, as
                        calculated on any quarterly or other field exam is less
                        than 3.75% for the immediately preceding six (6) month
                        period; if dilution, as so calculated, is 3.75% or
                        greater, the advance rate shall be 80%, in each instance
                        subject to the terms hereof).

                                      PLUS

                              (b) the lesser of (1) the then outstanding net
                        amount of Base Rate Advances based on Eligible Accounts
                        or (2) 50%, of the value of Eligible Inventory at such
                        date calculated on the basis of the lower of cost or
                        market with the cost of raw materials and finished goods
                        calculated on a first-in, first-out basis.

      For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

            BORROWING BASE CERTIFICATE - a certificate by a responsible officer of Borrower, substantially in the form of EXHIBIT Q (or another form acceptable to Lender) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Lender. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower and certified to Lender; provided, that
      Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to the Borrower, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

            BUSINESS DAY - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New Jersey or is a day on which banking institutions located in such state are closed.

            CAPITAL EXPENDITURES - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease
      Obligations.

            CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            CLOSING DATE - the date on which all of the conditions precedent in
      SECTION 9 of the Agreement are satisfied and the initial Loan is made.

            COLLATERAL - all of the Property and interests in Property described in SECTION 5 of the Agreement, and all other Property and interests in
      Property that now or hereafter secure the payment and performance of any of the Obligations.

            COMPUTER HARDWARE AND SOFTWARE - all of Borrower's rights (including rights as licensee and lessee) with respect to (I) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (II)
      all Software and all software programs designed for use on the computers and electronic data processing hardware described in CLAUSE (I) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (III) any firmware associated with any of the foregoing; and (IV) any documentation for hardware, Software and firmware described in CLAUSES (I), (II) and (III)
      above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

            CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

            CONTRACT RIGHT - any right of Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

            DEBT SERVICE COVERAGE RATIO - Borrowers' net income PLUS interest expense, tax expense, depreciation and amortization expense, LESS the sum of: dividends actually paid, unfunded (to the extent not financed or leased) capital expenditures and taxes actually paid DIVIDED BY the sum of: the current portion of Borrowers' long term debt actually paid, any unscheduled debt payments, and interest expense actually paid, all of the foregoing as calculated in accordance with GAAP for the preceding four calendar quarters (i.e., rolling four quarters), based on the financial statements required to be delivered to Lender pursuant to SECTION 8.1.3.

            DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of
      Default.

            DEFAULT RATE - as defined in SUBSECTION 2.1.2 of the Agreement.

            DISTRIBUTION - in respect of any corporation means and includes: (I)
      the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (II) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

            DOMINION ACCOUNT - a special account established by Borrower pursuant to the Agreement at the Bank or at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which
      Lender shall have sole and exclusive access and control for withdrawal purposes.

            ELIGIBLE ACCOUNT - an Account arising in the ordinary course of
      Borrower's business from the sale of goods or rendition of services which
      Lender, in its sole credit judgment, deems to be an Eligible Account.
      Without limiting the generality of the foregoing, no Account shall be an
      Eligible Account if:

                  (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an
            Affiliate of Borrower; or

                  (ii) it is unpaid for more than sixty (60) days after the
            original due date shown on the invoice; or

                  (iii) it is due or unpaid more than ninety (90) days after the original invoice date; or

                  (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

                  (v) the total unpaid Accounts of the Account Debtor exceed 20%
            of the net amount of all Eligible Accounts, to the extent of such excess; or

                  (vi) any covenant, representation or warranty contained in the
            Agreement with respect to such Account has been breached; or

                  (vii) the Account Debtor is also Borrower's creditor or
            supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to
            Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                  (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (ix) it arises from a sale to an Account Debtor outside the
            United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or

                  (x) it arises from a sale to the Account Debtor on a
            bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

                  (xi) the Account Debtor is the United States of America or any
            department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of
            Claims Act of 1940 (31 U.S.C. ss.203 et seq., as amended); or

                  (xii) the Account is subject to a Lien other than a Permitted
            Lien; or

                  (xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xiv) the Account is evidenced by chattel paper or an
            instrument of any kind, or has been reduced to judgment; or

                  (xv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                  (xvi) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

            ELIGIBLE INVENTORY - such Inventory of Borrower (other than work-in-process and packaging materials and supplies) which Lender, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                  (i) it is not raw materials or finished goods that is, in
            Lender's opinion, readily marketable in its current form; or

                  (ii) it is not in good, new and saleable condition; or

                  (iii) it is slow-moving, obsolete or unmerchantable; or

                  (iv) it does not meet all standards imposed by any
            governmental agency or authority; or

                  (v) it does not conform in all respects to the warranties and representations set forth in the Agreement; or

                  (vi) it is not at all times subject to Lender's duly
            perfected, first-priority security interest and no other Lien except a Permitted Lien; or

                  (vii) it is not situated at a location in compliance with the
            Agreement or is in transit.

            ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

            ERISA - the Employee Retirement Income Security Act of 1974, as
      amended, and all rules and regulations from time to time promulgated thereunder.

            EVENT OF DEFAULT - as defined in SECTION 10.1 of the Agreement.

            GAAP - generally accepted account principles in the United States of
      America in effect from time to time.

            GUARANTOR - Michael Levin and any other Person who may hereafter guarantee payment or performance of the whole or any part of the
      Obligations.

            GUARANTY AGREEMENT - the Guaranty which is to be executed by
      Guarantor in form and substance satisfactory to Lender.

            INDEBTEDNESS - as applied to a Person means, without duplication

                  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized
            Lease Obligations,

                  (ii) all obligations of other Persons which such Person has guaranteed,

                  (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                  (iv) in the case of Borrower (without duplication), the
            Obligations.

            INTELLECTUAL PROPERTY - all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights
      (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

            LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien"
      shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the
      Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            LOAN ACCOUNT - the loan account established on the books of Lender pursuant to SECTION 3.6 of the Agreement.

            LOAN DOCUMENTS - the Agreement, the Other Agreements and the
      Security Documents.

            LOANS - all loans and advances of any kind made by Lender, and/or by any affiliate of Lender, pursuant to the Agreement.

            MONEY BORROWED - means (I) Indebtedness arising from the lending of money by any Person to Borrower; (II) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A)
      which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (III)
      Indebtedness that constitutes a Capitalized Lease Obligation; (IV)
      reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (V) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (I) through (III) hereof, if owed directly by Borrower.

            MULTIEMPLOYER PLAN - has the meaning set forth in Section 4001(a)(3)
      of ERISA.

            OBLIGATIONS - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to
      Lender, and/or to any affiliate of Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan
      Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

            ORGANIZATIONAL I.D. NUMBER - with respect to Borrower, the organizational identification number assigned to Borrower by the applicable governmental unit or agency of the jurisdiction of organization of Borrower.

            ORIGINAL TERM - as defined in SECTION 4.1 of the Agreement.

            OTHER AGREEMENTS - any and all agreements, instruments and documents
      (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

            OVERADVANCE - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base.

            PERMITTED LIENS - any Lien of a kind specified in SUBSECTION 8.2.5 of the Agreement.

            PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness
      of Borrower incurred after the date hereof which is secured by a Purchase
      Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at
      the time outstanding, does not exceed $25,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease
      Obligation.

            PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

            PLAN - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

            PROJECTIONS - Borrower's forecasted [Consolidated and consolidating]
      (A) balance sheets, (B) profit and loss statements, (C) cash flow statements, and (D) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            PURCHASE MONEY INDEBTEDNESS - means and includes (I) Indebtedness
      (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (II) any Indebtedness (other than the
      Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (III) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

            PURCHASE MONEY LIEN - a Lien upon fixed assets which secures
      Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

            RENTALS - as defined in SUBSECTION 8.2.13 of the Agreement.

            RENEWAL TERMS - as defined in SECTION 4.1 of the Agreement.

            REPORTABLE EVENT - any of the events set forth in Section 4043(b) of
      ERISA.

            RESTRICTED INVESTMENT - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (i) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

                  (ii) Property to be used in the ordinary course of business;

                  (iii) Current Assets arising from the sale of goods and
            services in the ordinary course of business of Borrower and its
            Subsidiaries;

                  (iv) investments in direct obligations of the United States of
            America, or any agency thereof or obligations guaranteed by the
            United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                  (v) investments in certificates of deposit maturing within one
            (1) year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

                  (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

            REVOLVING CREDIT LOAN - a Loan made by Lender as provided in SECTION
      2.1 of the Agreement.

            REVOLVING CREDIT NOTE - the Revolving Credit Note to be executed by
      Borrower on or about the Closing Date in favor of Lender to evidence the
      Revolving Credit Loan, which shall be in the form of EXHIBIT A to the
      Agreement.

            SCHEDULE OF ACCOUNTS - as defined in SUBSECTION 6.2.1 of the
      Agreement.

            SECURITY - shall have the same meaning as in SECTION 2(1) of the
      Securities Act of 1933, as amended.

            SECURITY DOCUMENTS - the Guaranty Agreement and all other
      instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

            SOLVENT - as to any Person, that such Person (I) owns Property whose fair saleable value is greater than the amount required to pay all of such
      Person's Indebtedness (including contingent debts), (II) is able to pay all of its Indebtedness as such Indebtedness matures and (III) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

            SUBORDINATED DEBT - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender.

            SUBORDINATION AGREEMENT - the Subordination Agreement to be dated on or about the Closing Date among Borrower, Lender and each of the
      Subordinated Lenders listed on EXHIBIT R annexed hereto (the "Subordinated
      Lenders").

            SUBSIDIARY - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting
      Stock at the time of determination.

            TANGIBLE CAPITAL FUNDS - As of the measuring date, the sum of stockholders' equity PLUS Subordinated Debt PLUS dividends payable MINUS
      Intangibles and Borrower loans to stockholders, employees, other related parties or to any other Persons, calculated in accordance with GAAP and based on the financial statements required to be delivered to Lender pursuant to SECTION 8.1.3 hereof.

            TOTAL CREDIT FACILITY - $3,000,000.

            TYPE OF ORGANIZATION - with respect to Borrower, the kind or type of entity by which Borrower is organized, such as a corporation or limited liability company.

            UCC - the Uniform Commercial Code as in effect in the State of New
      Jersey on the date of this Agreement, as the UCC may be amended or otherwise modified, including by the UCC Revisions.

            VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

            OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

            CERTAIN MATTERS OF CONSTRUCTION. The terms "HEREIN," "HEREOF" and
      "HEREUNDER" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.